Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 27, 2026, with respect to the consolidated financial statements and schedule of AvalonBay Communities, Inc. included in this Form 8-K and incorporated by reference in the following Registration Statements:

(1) Registration Statements (Forms S-3 No. 333-287237, No. 333-199036, No. 333-204573, No. 333-178040, No. 333-175242, No. 333-151588, No. 333-142723, No. 333-141261, No. 333-135503, No. 333-100631, No. 333-63176, No. 333-80835, No. 333-72961, No. 333-12983, No. 333-06873, No. 33-97680, and No. 33-84974) of Equity Residential,

(2) Registration Statements (Forms S-4 No. 333-297128, No. 333-44576-01 and No. 333-35873) of Equity Residential,

(3) Registration Statement (Form S-8 No. 333-107244) pertaining to the 1996 Non-Qualified Employee Share Purchase Plan of Equity Residential,

(4) Registration Statement (Form S-8 No. 333-175173) pertaining to the 2011 Share Incentive Plan of Equity Residential,

(5) Registration Statement (Form S-8 No. 333-232630) pertaining to the 2019 Share Incentive Plan of Equity Residential,

(6) Registration Statement (Form S-3 No. 333-287237-01) of ERP Operating Limited Partnership, and

(7) Registration Statements (Forms S-4 No. 333-44576 and No. 333-36053) of ERP Operating Limited Partnership.

/s/ Ernst & Young LLP

Tysons, Virginia

July 31, 2026